UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2011

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Solta Medical, Inc. (the “Company”) 2011 Annual Meeting of Stockholders (“Annual Meeting”) held on June 2, 2011, the following proposals were adopted as follows:

1.	Election of two Class II directors, Edward W. Knowlton, M.D. and Linda Graebner, to serve a three year term which will expire at the 2014 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Edward W. Knowlton, M.D.	37,364,958	2,328,695	0	10,715,808
Linda Graebner	39,191,429	502,224	0	10,715,808

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
49,909,765	41,218	458,478	0

3.	Advisory vote on executive compensation:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
36,684,875	826,376	2,182,402	10,715,808

4.	Advisory vote on the frequency with which an advisory vote on executive compensation should be held:

Every Year	Every Two Years	Every Three Years	Shares Abstaining	Broker Non-Votes
34,774,558	529,096	2,159,785	2,230,214	10,715,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: June 8, 2011	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer